Owens Corning 1987 Stock Plan For Directors
(as amended and restated February 6, 1997)

SECTION 1.  General Purpose of Plan; Definitions.

The name of this plan is the Owens Corning 1987 Stock Plan for Directors (the "Plan"). The purpose of the Plan is to enable Owens Corning (the "Company") (i) to retain and attract Directors of the highest caliber, (ii) to reinforce the mutuality of interests between Directors and the stockholders of the Company, and (iii) to enable Directors to participate in the long-term success and growth of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

a. "Annual Award" means an award of 500 shares of Stock free of any restrictions thereon and without any cash payment therefor, other than an amount equal to the par value of such shares of Stock.

b.  "Board" means the Board of Directors of the Company.

c. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony.

d. "Change of Control" means the happening of any of the following:

  (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any employee benefit plan (including its trustee) of either the Company or a Subsidiary) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
  Act), directly or indirectly of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or

  (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

e. "Change of Control Price" means the highest price per share of Stock paid in any transaction reported on the New York Stock Exchange Composite Tape at any time during the sixty day period immediately preceding such Change of Control or, if higher, the highest price per share of Stock paid or offered in connection with such Change of Control.

f. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

g. "Company" means Owens Corning, a corporation organized under the laws of the State of Delaware (or any successor corporation).

h. "Director" means any member of the Board who, on the date in question, is not an employee of the Company or a Subsidiary.

i. "Disability" means long-term disability as determined under rules and procedures similar to those that apply to Company employees under the Company's long term disability programs or policies.

j. "Early Retirement" means retirement from active service as a member of the Board on or after age 65 but before 70.

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k.   "Fair  Market Value" means, as of any given date, the  closing sale price of the Stock on such date on the New York Stock Exchange Composite Tape.

l. "Normal Retirement" means retirement from active service as a member of the Board on or after the Director's 70th birthday.

m. "Option" means a "non-qualified" option to purchase 10,000 shares of Stock, priced at Fair Market Value on the date of grant.

n. "Plan" means the 1987 Stock Plan for Directors, as may be amended from time to time.

o. "Stock" means the Common Stock, $0.10 par value, of the Company.

p. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  Administration.

The Plan shall, to the extent possible, be self-effectuating. To the extent necessary, the Company shall administer the Plan and shall interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto).

SECTION 3.  Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 300,000. Effective as of April 17, 1997, this number shall be increased to 600,000. Such shares may consist, in whole or in part, of authorized and unissued shares of treasury shares.

If  any  shares  that have been optioned cease  to  be  subject  to option, such shares shall again be available for distribution in connection with future awards under the Plan.
In the event of any merger, reorganization, consolidation, recapitalization, stock split or dividend, or other change in corporate structure affecting the Stock, the aggregate number of shares reserved for issuance under the Plan under this Section 3, the grant levels specified for Options and Annual Awards, and the number and option price of shares subject to outstanding Options previously granted under the Plan shall be adjusted appropriately, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.  Eligibility.

Only Directors shall be granted Options and Annual Awards under the Plan.

SECTION 5.  Option Terms.

Options shall be granted under the Plan as follows, subject to the terms and conditions set forth below.

a.    Grant   Level  and  Option  Price.   Subject  to  stockholder
ratification of the Plan and grants made hereunder in accordance with Section 9, each person who is a Director on August 20, 1987 shall receive an Option on such date. During the term of the Plan, each other person who is not an employee on the date he becomes a member of the Board, shall receive an Option on the date his services as a Director commence (or recommence, as the case may be).

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b.   Option Term.  The term of each Option shall be ten years  from the date such Option is granted.

c. Exercisability. An Option granted to a Director shall become exercisable on a cumulative basis in 20% installments on the first, second, third, fourth and fifth anniversaries of the date of such grant, subject to the acceleration provisions of this Section 5.

d. Method of Exercise. If and to the extent exercisable under this Section 5, Options may be exercised in whole or in part at any time during the option period, subject to paragraphs (f), (g), (h),
(i) and (j) of this Section 5, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price either in cash or by check (including a personal check). Payment in full or in part may also be made in the form of unrestricted Stock already owned. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 8(a). The minimum number of shares that may be purchased at any one time in connection with any Option exercise under this Plan is 100 shares.

e. Non-Transferability of Options. No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee.

f. Termination by Death. If an optionee's services as a member of the Board terminate by reason of death, any Option held by such optionee may thereafter be exercised in full by the legal representative of the estate or by the legatee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of any such Option, whichever period is shorter.

g. Termination by Reason of Disability or Normal Retirement. If an optionee's services as a member of the Board terminate by reason of Disability or Normal Retirement, any Option held by such optionee shall be immediately exercisable in full for three years from the date of such termination in the case of a Disability termination and five years from the date of such termination in the case of Retirement or, in each case, until the expiration of the stated term of such Option, whichever period is shorter; provided, however, that if the optionee dies within such three-year or five-year period, any unexercised Option held by such optionee shall thereafter be exercisable by the legal representative of the estate or by the legatee under the will of the optionee for a period of one year from the date of such death or for the stated term of such Option, whichever period is shorter.

h. Termination by Reason of Early Retirement. If an optionee's services as a member of the Board terminate by reason by Early Retirement, one-half of the portion of such optionee's Option which is not exercisable by reason of the limitations in Section 5(c) above as of the date of such termination shall become immediately exercisable. Any Option held by such optionee which is exercisable at such termination (including any portion which is exercisable solely by reason of the preceding sentence) shall be exercisable for five years from the date of such termination or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that if the optionee dies within such five year period, any unexercised Option which could have been exercised by such optionee at the time of such optionee's death shall thereafter be exercisable by the legal representative of the optionee's estate or by the legatee under the will of the optionee for a period of one year from the date of such death or for the stated term of such Option, whichever period is shorter. To the extent that a portion of an optionee's Initial Grant is not and does not become exercisable at the time such optionee's services as a member of the Board terminate by reason of Early Retirement, such Option shall terminate at the date of such termination.

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i.   Other  Termination.  If an optionee's services as a member  of the Board terminate for any reason other than an event described in paragraphs (f), (g) and (h), any portion of any Option which is not then exercisable shall terminate and any portion of such Option which is exercisable may be exercised for the lesser of one year from the date of such termination or the balance of such Option's term. Notwithstanding the foregoing, if the optionee's services as a member of the Board are terminated for Cause, such optionee's Options shall terminate, regardless of whether then exercisable, on the date of such termination.

j. Change of Control. Upon the occurrence of a Change of Control, each outstanding Option shall become fully exercisable and, except as provided in the next sentence, shall be cancelled in exchange for payment in cash of an amount equal to the product of (1) the number of shares of Stock subject to such Option and (2) the amount by which the Change of Control Price exceeds the exercise price of such Stock Option. Notwithstanding the foregoing, the cash out provisions (but not the acceleration provisions) of this subparagraph (j) shall be rendered without effect with respect to any optionee if in the opinion of counsel to the Company such optionee would incur a liability to the Company under Section 16(b) of the Securities Exchange Act of 1934 were such cash out provisions to apply to such optionee.

SECTION 6.  Annual Awards.

(a) Subject to stockholder ratification of the Plan in accordance with Section 9, on the fourth Friday in April in each calendar year during the term of the Plan, each person who is a Director on such date shall receive an Annual Award, provided that no Director shall receive an Annual Award in the same calendar year as such Director receives the grant of an Option. The shares of Stock subject to an Annual Award shall be immediately vested.

(b) A Director may elect to defer receipt of any Annual Award until termination of such Director's membership on the Board, provided that such election is made at least 6 months prior to the date on which such Annual Award will be granted. A Director shall be entitled to receive dividend equivalents on shares of Stock the receipt of which is deferred pursuant to the preceding sentence and such dividend equivalents shall automatically be invested in additional deferred shares of Stock payable at the same time as the shares initially deferred.

SECTION 7.  Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee under an Option or Annual Award theretofore granted, without the participant's consent, or which, without the approval of the stockholders, would:

(a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) except as provided in Section 3 hereof, decrease the option price of any Option to less than 100% of the Fair Market Value on the date of the granting of the option;

(c) change the class of Directors eligible to participate in the Plan;

(d)   extend  the  maximum  option period under  paragraph  (b)  of
Section 5 of the Plan; or

(e) otherwise materially increase any benefit or award for a Director.

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SECTION 8.  General Provisions.

(a) The Company may require each person acquiring Stock to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to distribution thereof. The certificates for any shares of Stock acquired under the Plan may include any legend which the Company deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Director any right to continue to be a Director.

(c) No member of the Board, nor any officer or employee of the Company acting on behalf of the Board or the Company, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9.  Effective Date of Plan.

The Plan, as amended on January 28, 1988, was effective on August 20, 1987, after ratification of the Plan by a majority vote of the Company's stockholders. The Plan, as amended and restated November 21, 1991, was effective on April 16, 1992, after ratification thereof by a majority vote of the Company's stockholders. The Amendment of February 6, 1997 extending the term of the Plan, and increasing the number of shares of Stock reserved and available for distribution hereunder, shall be effective upon ratification of the Amendment by a majority vote of the Company's stockholders.

 SECTION 10.  Term of Plan.

No Option or Annual Award shall be granted pursuant to the Plan on or after August 20, 2007 but awards theretofore granted may extend beyond that date.